UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 26, 2013
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA 02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

item 5.02	compensatory arrangements of certain officers

In connection with the transition in senior management announced on July 29, 2013 and described below, the employment agreement between the Company and Harry Palmin, President and CEO was amended on July 26, 2013 to provide for a lump sum payment of $150,000, equal to six months base salary, to provide for the continuation of benefits for six months following a termination without cause prior to March 31, 2014, to provide for the acceleration of vesting of all of Mr. Palmin’s unvested options in the event of a termination without cause or resignation for good reason, to extend the exercise period of Mr. Palmin’s options to a period of 18 months following termination, and to provide for the payment of $150,000 to Mr. Palmin upon the completion of certain milestones prior to September 30, 2013.

In connection with the transition, on July 26, 2013 the Company also entered into Retention Agreements with Joanne M. Protano, the Company’s Vice President Finance, Chief Financial Officer and Treasurer, and Christopher J. Pazoles, the Company’s Senior Vice President of Research and Development. The Retention Agreements provide that if the executives remain employed with the Company as of December 31, 2013, they will receive a retention bonus equal to thirty percent of their respective base salaries on that date. Each agreement further provides that if the executive is terminated without cause or resigns with good reason on or before June 30, 2014, the executive will receive a lump sum payment equal to six months’ base salary and will be entitled to participate in the Company’s health and disability insurance plans for six months following termination. Upon such a termination, all unvested options held by the executive would be credited with an additional six months of vesting and the exercise period for all vested options held by the executive would be extended to eighteen months following termination. The total cash amounts that may become payable to the executive officers pursuant to the retention agreements are approximately $180,000 to Ms. Protano and approximately $212,000 to Dr. Pazoles.

ITEM 7.01	REGULATION FD DISCLOSURE

On July 29, 2013, the Company announced that Harry Palmin, the company’s President and CEO and a Director, will step down from his positions with the company, in order to pursue other opportunities, upon the naming of his successor. A search process is underway to select a replacement for Mr. Palmin, during which time he will continue in his current roles to ensure an orderly transition.

In addition, Kim Hawkins, the Company’s Vice President of Clinical Development, has notified the Company of her resignation, effective August 9, 2013, in order to accept a position at a large pharmaceutical company.

Finally, Kevin Kozak, M.D., Ph.D., the Director of Radiation Oncology, Mercy Regional Cancer Center, has agreed to serve as Chief Medical Officer, effective August 1, 2013, on a consulting basis.

A press release describing these developments is furnished as Exhibit 99.1 and is incorporated by reference in this Item.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title

99.1	Novelos Therapeutics Announces Leadership Transition

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2013	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Name: Harry S. Palmin Title: President and Chief Executive Officer

3

EXHIBIT INDEX

Number	Title

99.1	Novelos Therapeutics Announces Leadership Transition

4